UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Appointment of Certain Officers.

Effective February 1, 2022, the board of directors (the “Board”) of Janus Henderson Group plc (the “Company”) increased the size of the Board from ten to twelve directors and appointed Nelson Peltz and Edward P. Garden (together, the “New Directors”) as directors, effective immediately. Mr. Peltz is the Chief Executive Officer and a Founding Partner, and Mr. Garden is the Chief Investment Officer and a Founding Partner, of Trian Fund Management, L.P. Trian beneficially owns approximately 16.7% of the Company’s outstanding common stock.

The Board has also agreed to include Mr. Peltz and Mr. Garden in the Company’s slate of director nominees for election at the Company’s 2022 annual general meeting of shareholders and to allow for replacement directors of another Trian partner if either of the New Directors cease to serve as a director of the Company. The Board has appointed the New Directors to the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) and Mr. Garden to the Compensation Committee of the Board.

The Board has determined that each of Mr. Peltz and Mr. Garden qualifies as an independent director under the applicable rules of the New York Stock Exchange, and the rules and regulations of the U.S. Securities and Exchange Commission.

Each of the New Directors will participate in the Company’s standard compensation program for non-employee directors. A description of the compensatory program for non-employee directors is filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Each of the New Directors has advised the Company that, pursuant to his arrangement with Trian, he intends to contribute to Trian or to investment funds, accounts or vehicles managed by Trian and/or its affiliates, or hold for their benefit, all director compensation paid to him.

In the ordinary course of their asset management businesses, subsidiaries of the Company may from time to time (i) invest client assets in companies for which one or both of the New Directors serves as a director or in which the New Directors, their affiliates or investment funds managed by Trian and/or its affiliates may be significant stockholders or (ii) invest client assets in investment funds or other investment vehicles managed by Trian and/or its affiliates.

Item 7.01 Regulation FD Disclosure.

On February 1, 2022, the Company issued a press release announcing the appointment of the New Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANUS HENDERSON GROUP PLC

By:	/s/ Roger Thompson
Name:	Roger Thompson
Title:	Chief Financial Officer

Date: February 4, 2022